                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934


Filed by the  Registration  [x]
Filed by a Party other than the Registrant  [ ]
Check the appropriate box:

[ ]      Preliminary Proxy Statement
[x]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting  Material  Pursuant  to  Section  240.14a-11(c)  or  Section
         240.14a-12

                           First Financial Corporation
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                   -----------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check appropriate box):

[x]      $125  per   Exchange   Act  Rules   0-11(c)(1)(ii),   14a-6(i)(1),   or
         14a-6(j)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]      Fee  computed on table below per  Exchange  Act Rules  14a-6(i)(4)  and
         0-11.

(1)      Title of each class of securities to which transaction applies:

         ______________________________________________________________________

(2)      Aggregate number of securities to which transaction applies:

         ______________________________________________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: *1

         ______________________________________________________________________

(4)      Proposed maximum aggregate value of transaction:

         ______________________________________________________________________

*1 Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)      Amount previously paid:
         ______________________________________________________________________

(2)      Form, Schedule or Registration Statement No.:
         ______________________________________________________________________

(3)      Filing Party:
         ______________________________________________________________________

(4)      Date Filed:

         ----------------------------------------------------------------------

First Financial Center
1305 Main Street
Stevens Point, WI 54481
(715) 341-0400

                                                                  March 12, 1996

Dear Stockholder:

         The 1996 annual meeting of stockholders of First Financial Corporation is to be held on April 17, 1996, at 10:00 a.m. at the Holiday Inn Convention Center, 1501 North Point Drive, Stevens Point, Wisconsin 54481.

         At this meeting you will be asked to vote, in person or by proxy, on the election of four directors for three-year terms. A proxy statement describing the election and providing other information about First Financial Corporation is enclosed.

         It is important that your shares be represented at the 1996 annual meeting, whether or not you are personally able to attend. You are urged to complete, sign and mail the enclosed proxy card as soon as possible.


                                             Sincerely,


                                             /s/ Robert S. Gaiswinkler

                                             Robert S. Gaiswinkler
                                             Chairman of the Board

                           FIRST FINANCIAL CORPORATION
                                1305 Main Street
                         Stevens Point, Wisconsin 54481
                                 (715) 341-0400


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 17, 1996


         NOTICE IS HEREBY GIVEN that the 1996 annual meeting of stockholders (the "Annual Meeting") of First Financial Corporation ("FFC") will be held on Wednesday, April 17, 1996, at 10:00 a.m., at the Holiday Inn Convention Center, 1501 North Point Drive, Stevens Point, Wisconsin 54481, for the following purposes:

  (1)    To elect four directors for a three-year term; and

  (2) To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

         Pursuant to FFC's bylaws, the Board of Directors has fixed the close of business on March 1, 1996 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only holders of record of FFC common stock at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

         In the event that there are not sufficient votes to approve any one or more of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by FFC.

                                      By order of the Board of Directors of
                                      FIRST FINANCIAL CORPORATION


                                      /s/ Robert S. Gaiswinkler

                                      Robert S. Gaiswinkler
                                      Chairman of the Board

Stevens Point, Wisconsin
March 12, 1996


IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                           FIRST FINANCIAL CORPORATION
                                1305 Main Street
                         Stevens Point, Wisconsin 54481
                             ----------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 17, 1996
                             ----------------------

                SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

         This proxy statement is furnished to stockholders of First Financial Corporation ("FFC") in connection with the solicitation by the Board of Directors of FFC of proxies to be used at the annual meeting of stockholders (the "Annual Meeting") to be held on Wednesday, April 17, 1996, at 10:00 a.m., at the Holiday Inn Convention Center, 1501 North Point Drive, Stevens Point, Wisconsin, and at any adjournments thereof.

         If the enclosed form of proxy is properly executed and returned to FFC in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Executed but unmarked proxies will be voted FOR the election of each of the four nominees of the Board of Directors to serve as directors until the 1999 annual meeting. If any other matters are properly brought before the Annual Meeting, proxies will be voted in the discretion of the proxy holders. FFC is not aware of any such matters that are proposed to be presented at its Annual Meeting.

         The presence of a stockholder at the Annual Meeting will not automatically revoke the stockholder's proxy. However, stockholders may revoke a proxy at any time prior to its exercise by filing with the secretary of FFC a written notice of revocation, by delivering to FFC a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

         The cost of soliciting proxies in the form enclosed herewith will be borne by FFC. In addition to the solicitation of proxies by mail, directors, officers and regular employees of FFC, without extra remuneration, may solicit proxies personally, by telephone, telegram, or otherwise. FFC may also utilize the services of its transfer agent, Norwest Bank Minnesota, N.A., to provide broker search and proxy distribution services at an approximate cost of $700. FFC will request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from the beneficial owners and will reimburse the holders for their reasonable expenses in doing so. It is anticipated that this proxy statement will be mailed to stockholders on or about March 12, 1996.

         The securities which can be voted at the Annual Meeting consist of shares of common stock of FFC. Each share entitles its owner to one vote on each matter presented to the stockholders. The articles of incorporation and bylaws of FFC do not authorize cumulative voting. The close of business on March 1, 1996 has been fixed by the Board of Directors as the record date for the determination of stockholders entitled to vote at the Annual Meeting. There were approximately 4,347 record holders of FFC's common stock on March 1, 1996 and the number of shares outstanding as of that date was 29,880,322 shares. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of common stock is necessary to constitute a quorum at the Annual Meeting. Stockholders' votes will be tabulated by the persons appointed by the Board of Directors to act as inspectors of election for the Annual Meeting. Abstentions are included in the determination of shares present and voting for purposes of whether a quorum exists, while broker nonvotes are not. Neither abstentions nor broker nonvotes are counted in determining whether a matter has been approved.

         A copy of the Annual Report to Stockholders for the fiscal year ended December 31, 1995 accompanies this proxy statement. FFC is required to file an Annual Report on Form 10-K for its fiscal year ended December 31, 1995 with the Securities and Exchange Commission ("SEC"). Stockholders may obtain, free of charge, a copy of the Annual Report on Form 10-K by writing to First Financial Corporation, 1305 Main Street, Stevens Point, Wisconsin 54481, Attention:
Investor Relations.

             STOCK OWNED BY MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

         The following table sets forth information as of March 1, 1996 with respect to (i) persons known to FFC to be the beneficial owners of more than five percent of FFC's outstanding common stock, (ii) the amount of FFC's common stock beneficially owned by each director of FFC and each of the five most highly compensated executive officers of FFC or First Financial Bank (the "Bank") (FFC and the Bank are collectively referred to as "the Company") whose cash compensation exceeded $100,000 during 1995 and (iii) the amount of FFC's common stock owned by the directors and all executive officers of the Company as a group.


                                                               Amount and                    Percentage of
                                                                Nature of                    Common Stock
Name of Beneficial Owner                                Beneficial Ownership(a)               Outstanding
------------------------                                -----------------------               -----------
         (i)
Marshall & Ilsley Corporation (b)                              2,195,473                          7.35
Trustee for FFC 401(k) Profit Sharing Plan
770 North Water Street
Milwaukee, WI  53202

The Capital Group Companies, Inc. (c)                          1,513,500                          5.07
333 South Hope Street
Los Angeles, CA  90071

         (ii)
Robert S. Gaiswinkler                                            115,695                             *
 Chairman of the Board of Directors
 of FFC and the Bank
John C. Seramur                                                  717,367                          2.40
 President, Chief Executive Officer
 and Director of FFC and the Bank
Gordon M. Haferbecker                                             56,020                             *
 Director
James O. Heinecke                                                 59,996                             *
 Director
Robert T. Kehr                                                    47,480                             *
 Director
Paul C. Kehrer                                                   111,070                             *
 Director
Robert P. Konopacky                                               91,000                             *
 Director
Dr. George R. Leach                                               53,156                             *
 Director
Ignatius H. Robers                                                33,400                             *
 Director
John H. Sproule                                                   64,200                             *
 Director
Ralph R. Staven                                                  165,569                             *
 Director
Norman L. Wanta                                                   66,960                             *
 Director
Arlyn G. West                                                     46,600                             *
 Director
Donald E. Peters                                                 118,505                             *
 Executive Vice President
 of the Bank

                                                            3





                                                               Amount and                     Percentage of
                                                                Nature of                      Common Stock
Name of Beneficial Owner                                Beneficial Ownership(a)                Outstanding
------------------------                                -----------------------                -----------

Thomas H. Neuschaefer                                             48,200                             *
 Vice President and Treasurer
 of FFC and Executive Vice
 President of the Bank
Robert M. Salinger                                                62,659                             *
 Secretary and General Counsel
 of FFC and Executive Vice
 President of the Bank
Harry K. Hammerling                                               43,383                             *
 Executive Vice President
 of the Bank

         (iii)
All directors and executive officers                           1,953,099                          6.54
as a group (18 persons)
____________                                                                    *Less than one percent

(a) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner of a security for purposes of such Rule if he or she has or shares voting power or investment power with respect to such security or has the right to acquire such ownership within 60 days of March 1, 1996. The table includes shares owned jointly or directly by spouses, controlled revocable trusts, individual retirement accounts, other immediate family members or others, and as to which the persons named in the table possess shared voting and/or investment power as follows: Mr. Haferbecker - 7,620 shares; Mr. Heinecke - 30,239 shares; Dr. Leach - 43,156 shares; Mr. Kehr - 18,480 shares; Mr. Kehrer - 101,070 shares; Mr. Konopacky - 25,000 shares; Mr. Robers - 23,400 shares; Mr. Staven - 155,569 shares; Mr. Wanta - 1,760 shares; Mr. Peters - 22,300 shares; and Mr. Neuschaefer - 21,704 shares. The table also includes 444,920 shares held in the Company's profit sharing trust and employee stock ownership plan trust (based on the latest available information) for the following: Mr. Seramur - 335,677 shares; Mr. Peters - 32,006 shares; Mr. Neuschaefer - 5,996 shares; Mr. Salinger - 29,599 shares; Mr. Hammerling - 22,603 shares; and one other executive officer - 19,039 shares. Except as otherwise indicated, all other shares included in this table are held by persons who have sole voting and investment power. The table includes 340,300 shares subject to outstanding stock options which are exercisable by current directors and executive officers within 60 days from March 1, 1996.

(b)   An Amended  Schedule  13G dated  February 14, 1996 was filed by Marshall &
      Ilsley Corporation. According to the Schedule 13G, Marshall & Ilsley Corporation is the parent holding company for Marshall & Ilsley Trust Company, trustee for the First Financial Corporation 401(k) Profit Sharing Plan, with sole power to vote or direct the vote over 53,338 shares of FFC common stock, shared power to vote or direct the vote over 2,195,473 shares of FFC common stock, sole power to dispose or direct the disposition of 53,138 shares of FFC common stock and shared power to dispose or direct the disposition of 3,000 shares of FFC common stock.

(c) A Schedule 13G dated February 9, 1996 was filed by The Capital Group Companies, Inc. The Capital Group Companies, Inc. is the parent holding company for Capital Guardian Trust Company and Capital Research and Management Company which exercised, as of December 29, 1995, investment discretion with respect to 563,500 and 950,000 shares of FFC common stock, respectively, which was owned by various institutional investors. According to the Schedule 13D, The Capital Group Companies, Inc. has sole voting power over 383,500 shares of FFC common stock and sole dispositive power over 1,513,500 shares of FFC common stock.

                                        4

                              ELECTION OF DIRECTORS


         FFC's directors serve three-year terms which are staggered to provide for the election of approximately one-third of the Board of Directors each year. There are no arrangements or understandings between FFC and any person pursuant to which that person has been selected as a director or nominee. Unless otherwise instructed on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election of directors of the four nominees listed below. The Board of Directors believes that all such nominees will stand for election and will serve if elected. However, if any person nominated by the Board of Directors fails to stand for election or is unable to accept election, proxies will be voted by the proxy holders for the election of such other person or persons as the Board of Directors may recommend. Assuming the presence of a quorum at the Annual Meeting, directors will be elected by a plurality vote.

Information as to Nominees and Continuing Directors

         Set forth below is certain information with respect to the nominees of the Board of Directors for election as directors of FFC at the Annual Meeting and other directors whose terms do not expire until subsequent annual meetings. All of the FFC directors are also members of the Board of Directors of the Bank.

                                                     Age at
         Nominees for                            December 31,       Director               For Term
       Three-Year Terms                              1994           Since(a)               to Expire
       ----------------                          ------------       --------               ---------
Robert T. Kehr (b)............................        68               1980                   1999
Robert P. Konopacky (b)(e)....................        72               1978                   1999
Ralph R. Staven (b)(c)(d).....................        74               1959                   1999
Arlyn G. West (e).............................        81               1965                   1999


       Continuing Directors
       --------------------
Robert S. Gaiswinkler (b)(d)..................        63               1974                   1997
Gordon M. Haferbecker ........................        83               1965                   1997
James O. Heinecke.............................        65               1965                   1998
Paul C. Kehrer (d)............................        79               1945                   1998
Dr. George R. Leach (b)(e)....................        71               1965                   1997
Ignatius H. Robers (d)(e).....................        62               1966                   1998
John C. Seramur (b)...........................        53               1967                   1997
John H. Sproule (b)(c)(d).....................        68               1977                   1998
Norman L. Wanta (b)(e)........................        73               1965                   1998
--------

(a) Date from which first elected to the Board of Directors of one of the predecessors to the Bank.
(b) Member of executive committee of Board of Directors of FFC and the Bank.
(c) Member of stock option committee of Board of Directors of FFC.
(d) Member of compensation committee of Board of Directors of the Bank.
(e) Member of audit committee of Board of Directors of FFC.

                                        5

    Robert T. Kehr is president of Kehr Brothers in Watertown, Wisconsin. Kehr Brothers is a mechanical contractor specializing in heating, air conditioning and plumbing. Kehr Brothers has been in business since 1906. Mr. Kehr has been president of Kehr Brothers since 1969.

    Robert P. Konopacky is the retired president of Mid-State Photo, Inc., which was merged into a subsidiary of Fuqua Industries. Mr. Konopacky was president of Mid-State Distributors, a wholesale beverage distributor in Stevens Point, Wisconsin, from 1974 through 1987.

    Ralph R. Staven served as chairman of the board of FFC and the Bank from 1984 through 1988. He was also chairman of the board, president and chief executive officer of predecessor savings institutions to the Bank and was chief executive officer of FFC and the Bank from 1984 through 1986. Mr. Staven has over 48 years of experience in the thrift industry. He has served as president of the Wisconsin Savings League (1973), as director of the Federal Home Loan Bank of Chicago (1973-1977), and as the representative from the Chicago District on the Federal Home Loan Bank Board Advisory Committee (1976-1979).

    Arlyn G. West is presently retired. Mr. West performed fee appraisals for a predecessor savings institution to the Bank until November 1979. He was formerly in partnership with his brother as owners and operators of West's Dairy in Stevens Point for 26 years.

    Robert S. Gaiswinkler is chairman of the board of both FFC and the Bank. He was vice chairman of the board of both FFC and the Bank during 1988. From 1977 through March 1988 he served as president and chief executive officer of National Savings & Loan Association which merged into the Bank at such time. He is past chairman of America's Community Bankers and former member of the Advisory Committees of the Federal Home Loan Bank Board and Federal National Mortgage Association. He is also a past chairman of the Board of Directors of Channels 10/36 Friends, Inc., a citizens group supporting public broadcasting. Mr. Gaiswinkler also served as a member of the State of Wisconsin Savings and Loan Review Board.

    Gordon M. Haferbecker is presently retired. He was the Vice Chancellor of the University of Wisconsin Stevens Point from 1956 to 1974 and a professor of economics and business from 1956 to 1980. He also served as a labor arbitrator and traveling professor through 1986.

    James O. Heinecke previously served as a Regional Vice President of the Bank. Mr. Heinecke was president of Home Savings and Loan of LaCrosse from 1969 through 1983, when Home Savings was merged into a predecessor institution of the Bank. Mr. Heinecke has 40 years of experience in the banking and thrift industry.

    Paul C. Kehrer was a chairman of the board and executive officer of a predecessor institution of the Bank. Mr. Kehrer has 50 years of experience in the thrift industry. He has served as the president of the Wisconsin Savings League (1981) and as a member of the Advisory Council to the National Association of Savings and Loan Supervisors, and was a director of the Federal Home Loan Bank of Chicago from 1981 through 1985.

    Dr. George R. Leach is presently retired. Before retirement in 1993, he practiced as an optometrist in Stevens Point, Wisconsin since 1949. He is a Fellow Emeritus of the American Academy of Optometry and a past president of the Wisconsin Optometric Association.

    Ignatius H. Robers is a professional engineer and registered land surveyor. He is Senior Project Manager at Graef Anhalt Schloemer and Associates Inc. in Burlington, Wisconsin. He also owned and operated his own engineering and surveying firm, Robers & Boyd, Inc., from 1963 through 1988, and served as Wisconsin Regional Manager of Baxter & Woodman, Inc., a consulting civil engineering and land surveying firm, from 1988 through 1992.

    John C. Seramur is president, chief executive officer and chief operating officer of both FFC and the Bank. He served as president and chief executive officer of one of the predecessor institutions to the Bank. He served as a director of the Federal Home Loan Bank of Chicago, is a former member of the Savings Association Insurance Fund Industry Advisory Committee, and is past chairman of the Wisconsin League of Financial Institutions. Mr. Seramur also serves as a director of Northland Cranberries, Inc.

    John H. Sproule has been retired from Envirex, Inc., a Rexnord Company, since May 1, 1987 after more than 34 years of service to Rexnord. He was President of Envirex, Inc., Waukesha, Wisconsin, a manufacturer of water and waste water treatment equipment, from 1983 through October 1986. From 1978 until September 1983, he was Executive Vice President and General Manager of Envirex, Inc.

    Norman L. Wanta is a retired attorney. From 1946 through 1982, he engaged in the general practice of law in the City of Stevens Point and served as corporate counsel to one of the predecessor savings institutions of the Bank for 17 years.



                  Management Recommends A Vote FOR The Election
                                               ---
                      Of The Board's Nominees For Directors



Compensation of Directors

    Directors' Fees. The directors of FFC are paid $500 for each FFC Board of Directors meeting attended, and as directors of the Bank they receive a monthly retainer fee of $2,000 plus $800 for each Bank Board of Directors meeting attended. Nonemployee directors of FFC and the Bank receive $450 ($800 for nonemployee chairmen) for each FFC or Bank committee meeting attended. Nonemployee directors who serve as members of the boards of the Bank's subsidiaries receive $450 ($800 for non-employee chairmen) for each subsidiary board meeting attended.

    Directors' Retirement Plan. The Board of Directors of FFC adopted a directors' retirement plan ("Retirement Plan"), effective November 18, 1992, which provides retirement benefits upon termination of service on the board to directors who are not employees pursuant to an employment agreement. The Retirement Plan replaced and is substantially identical to an earlier director's retirement plan of the Bank which had been in effect since 1988. A nonemployee director who has attained the age of 70 and has completed 10 or more years of credited service on the board is entitled to a maximum monthly retirement benefit equal to 1/12th of the annual director's retainer fee in effect at the time of retirement. Directors become vested in the Retirement Plan at a rate of 10% for each year of credited service on the board, with full vesting occurring at 10 years. Retirement benefits are decreased by 5% per year (to a maximum of 90%) for each year a director's age at retirement is less than 70. An employee director begins accumulating years of service for Retirement Plan vesting purposes upon ceasing employment. Monthly benefits continue for 180 months or until the director's death, whichever first occurs. No death benefits are payable. In 1995, a total of $93,600 was paid to six retired directors pursuant to the Retirement Plan.

    In the event the Retirement Plan is terminated or modified to diminish benefits, a retired director has the option of receiving a lump sum equal to benefits payable before the modification or termination as calculated under the formula described in the Retirement Plan. Retirement Plan benefits are paid directly by FFC which is not required to segregate such payments on its books. In the event a former director who is receiving retirement benefits under the Retirement Plan becomes an employee of the Bank or any of its affiliates, or returns to serve as a nonemployee director, payments under the Retirement Plan will be suspended until such time as such employment is again terminated or such nonemployee director retires. Monthly retirement benefits after such suspension of payments will be modified in accordance with the formula described in the Retirement Plan. Retired directors must be available for consultation and may not, without the consent of FFC, serve as director, officer or employee of any affiliated or unaffiliated institution or holding company thereof.

    The Retirement Plan provides that directors who are involuntarily removed from the board within 24 months following a change of control of the Bank or FFC will receive maximum monthly Retirement Plan benefits without reduction on account of vesting or age. A "change of control" of FFC will be deemed to have occurred if (i) any person becomes the beneficial owner of 25% or more of the total number of outstanding voting shares of FFC; (ii) any person becomes the beneficial owner of 10% or more, but less than 25%, of the total number of outstanding shares of FFC if the Board of Directors of FFC determines that such beneficial ownership constitutes or will constitute control of FFC; (iii) any person (other than the person named as proxies solicited on behalf of the Board of Directors of FFC) holds revocable or irrevocable proxies, as to the election or removal of two or more directors of FFC, for 25% or more of the total number of outstanding voting shares of FFC; (iv) any person has commenced a tender or exchange offer or entered into an agreement or received an option to acquire beneficial ownership of 25% or more of the total number of outstanding voting shares of FFC and the Board of Directors of FFC determines that such action constitutes or will constitute a change in control; (v) as a result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of FFC before such transaction shall cease to constitute at least two-thirds of the Board of Directors of FFC or any successor company; or (vi) any person has received certain regulatory approvals to acquire FFC. A "change in control" of the Bank will be deemed to have taken place if FFC's beneficial ownership of the total number of outstanding voting shares of the Bank is reduced to less than 50%.

    Consulting Agreement. On January 1, 1993, FFC and Mr. Gaiswinkler entered into a consulting and noncompetition agreement pursuant to which FFC agreed to pay Mr. Gaiswinkler $100,000 per year through December 31, 1997 together with medical and dental insurance coverage until Mr. Gaiswinkler's 65th birthday. No death benefits are payable. Under the agreement, Mr. Gaiswinkler provides consulting services to FFC and undertakes not to provide material assistance to any competitor of the Company during the term of the agreement or for three years thereafter. The agreement may be terminated by FFC with or without cause, but payments continue for the remaining term unless Mr. Gaiswinkler is terminated for cause (as defined) or in certain events specified by federal regulations.

Board of Director's Committees and Nominations by Stockholders

    The Board of Directors of FFC acts as the nominating committee for selecting the management nominees for election as directors, and met once for that purpose in 1995. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the bylaws of FFC require that the nominating committee submit nominations to the secretary of FFC at least 30 days prior to the date of the annual meeting. The nominations of the nominating committee for the Annual Meeting have already been submitted.

    Stockholders of FFC may nominate directors pursuant to timely notice in writing to the secretary of FFC in accordance with FFC's bylaws. To be timely, notice must be delivered to or mailed to and received at the principal executive offices of FFC not less than 30 days prior to the Annual Meeting; provided, however, that if less than 45 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice to be timely must be received by FFC not later than the close of business on the 15th day following the day on which notice of the date of the meeting was mailed or such public disclosure was made. Public disclosure of the date of the Annual Meeting was made February 21, 1996 by the issuance of a press release. Under the bylaws, stockholder nominations for the Annual Meeting are required to be received on or before March 18, 1996 in order to be timely. A stockholder's notice of nomination must set forth certain information specified in Article 3, section
3.5 of FFC's bylaws concerning each person the stockholder proposes to nominate for election and the stockholder giving the notice. The bylaws provide that no person shall be elected as a director unless nominated in accordance with the procedures set forth in the bylaws.

    The Board of Directors of FFC has standing executive, audit and stock option committees. The Board of Directors of the Bank has standing executive and compensation committees. In 1995, the FFC audit committee met four times and the FFC stock option committee met three times. The FFC executive committee did not meet. The Bank compensation committee met once and the Bank executive committee met seven times during 1995.

    The audit committee reviews the quarterly and annual consolidated financial statements of FFC and the scope of the annual audit. It also reviews regulatory compliance and the independent accountants' letter to management concerning the effectiveness of the Company's internal financial and accounting controls and management's response to the letter. In addition, the committee reviews and recommends to the Board of Directors the firm to be engaged as FFC's independent accountants. The committee may also examine and consider any other matters relating to the financial affairs of the Company as it determines appropriate.

    The stock option committee has authority to administer FFC's stock option plans and to grant options thereunder. The compensation committee establishes compensation for directors and Company officers on an annual basis and reviews the combination of benefits offered to all employees of the Bank.

    The executive committees of FFC and the Bank are authorized to exercise the powers of the boards of directors of FFC and the Bank, respectively, between regular meetings of such boards. The executive committee of the Bank also reviews the origination and administration of large commercial real estate loans on a regular basis.

    During the year ended December 31, 1995, FFC's Board of Directors held four regular meetings and one organizational meeting. No incumbent director attended fewer than 75 percent of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which he served.


                             MANAGEMENT COMPENSATION

Summary Compensation Table

    The following table sets forth certain information regarding compensation paid during each of the Company's last three fiscal years to the Company's Chief Executive Officer and each of the four most highly compensated executive officers whose cash compensation exceeded $100,000, based on salary and bonus earned during fiscal 1995. The Company does not have any stock appreciation rights (SARs).



                                                                            Long Term
                                          Annual Compensation              Compensation
                                          -------------------              ------------
                                                                              Awards
                                                                              ------
                                                                            Securities
                                                                            Underlying
  Name and Principal                                                         Options/              All Other
       Position                 Year      Salary($)      Bonus($)(a)         SARs (#)            Compensation ($)
  ------------------------      ----      ---------      -----------        --------            ----------------
John C. Seramur                 1995       680,000         272,000               -0-               242,544 (b)
  President, Chief Executive    1994       650,000         181,000            10,000               226,243
  Officer and Director of       1993       600,000         260,000               -0-               217,794
  FFC and the Bank

Donald E. Peters                1995       250,000          60,000               -0-                51,615 (c)
  Executive Vice                1994       238,000          38,675             4,000                58,252
  President of the Bank         1993       220,000          54,000               -0-                45,218

Thomas H. Neuschaefer           1995       150,000          45,000               -0-                29,627 (d)
  Vice President and            1994       122,100          22,750            24,000                25,475
  Treasurer of FFC and          1993        91,700          18,340               -0-                17,929
  Executive Vice
  President of the Bank

Robert M. Salinger              1995       186,500          46,625               -0-                37,721 (e)
  General Counsel and           1994       178,000          28,925             4,000                40,726
  Secretary of FFC and          1993       165,000          41,250               -0-                30,352
  Executive Vice
  President of the Bank

Harry K. Hammerling             1995       164,500          41,124               -0-                33,001 (f)
  Executive Vice                1994       157,000          25,513             4,000                36,289
  President of the Bank         1993       145,000          36,250               -0-                30,352
-------------

(a) Reflects bonus earned in fiscal year regardless of when received by the executive.

(b) Consists of $19,902 in Company contributions to the Employee Stock Ownership Plan, $157,184 in Company contributions to the Executive Profit Sharing Plan, $32,958 in Company-paid premiums for term life insurance and for the Executive Supplemental Life Insurance Plan, and $32,500 in directors' fees.

(c) Consists of $19,902 in Company contributions to the Employee Stock Ownership Plan, $31,365 in Company contributions to the Executive Profit Sharing Plan, and $348 for Company-paid term life insurance.

(d) Consists of $19,902 in Company contributions to the Employee Stock Ownership Plan, 9,377 in Company contributions to the Executive Profit Sharing Plan, and $348 for Company-paid term life insurance.

(e) Consists of $19,902 in Company contributions to the Employee Stock Ownership Plan, $17,471 in Company contributions to the Executive Profit Sharing Plan, and $348 for Company-paid term life insurance.

(f) Consists of $19,902 in Company contributions to the Employee Stock Ownership Plan, $12,651 in Company contributions to the Executive Profit Sharing Plan, $100 in Company matching contributions to the 401(k) Plan, and $348 for Company-paid term life insurance.

                                       10

Option Grants During 1995 Fiscal Year

     No options or SARs were granted during 1995 to Mssrs. Seramur, Peters, Neuschaefer, Salinger or Hammerling.



Option Exercises during 1995 and Year End Option Values

     The following table provides information related to options exercised by the named executive officers during the 1995 fiscal year and the number and value of options held at year end. The Company does not have any SARs.


                                                             Number of Securities
                                                            Underlying Unexercised    Value of Unexercised
                                                                 Options/SARs         In-The Money Options/
                                                                 at FY-End (#)         SARS at FY-End ($)(c)
                                                      ----------------------------- ---------------------------
                      Shares Acquired      Value
Name                 on Exercise(#)(a) Realized($)(b) Exercisable     Unexercisable Exercisable   Unexercisable
----                 ----------------  -------------- -----------     ------------- -----------   -------------
John C. Seramur           50,990         718,789        51,600              -0-       732,537            -0-
Donald E. Peters             -0-             -0-        45,580           43,420       774,584        567,634
Thomas H. Neuschaefer      5,000          95,398        26,500           24,000       424,301        198,000
Robert M. Salinger         6,839          85,273        33,060           30,940       529,876        398,374
Harry K. Hammerling        4,500          49,219        20,560           30,940       301,814        398,374
-------------

(a) Each of the options exercised during fiscal 1995 was held by the named executive officer for a period of at least two years.

(b) Value realized is calculated based on the difference between the option exercise price and the average high and low market price of the underlying FFC common stock on the date of exercise.

(c) Value is calculated based on the difference between the option exercise price and the closing market price of the underlying FFC common stock on December 31, 1995.

                                       11

Employment and Change of Control Agreements, and Compensation Pursuant to Plans

    Employment Agreement. In February 1989, FFC and the Bank entered into an employment agreement with John C. Seramur pursuant to which he serves as president and chief executive officer of FFC and the Bank. The initial term of the agreement was through December 31, 1993, but the term of the agreement may be extended upon the third and each subsequent anniversary of the agreement for an additional year by both of the Board of Directors of FFC and the Bank and has been so extended until December 31, 1998. Mr. Seramur's current base salary under the agreement is $720,000. The agreement provides, among other things, for participation in stock options, profit sharing, group life insurance, medical coverage, education and other retirement or employee benefits applicable to executive personnel.

    The agreement provides for termination for cause (as defined) and in certain events specified by federal regulations. The agreement is also terminable by the Bank without cause whereupon Mr. Seramur would be entitled to the full amount of salary remaining under the term of the agreement. The agreement provides for payments to the employee in the event there is a change in control of FFC or of the Bank (as defined in the Directors' Retirement Plan--see "Election of Directors--Compensation of Directors--Directors' Retirement Plan") if employment is terminated involuntarily in connection with such change of control other than for cause. Such termination payments are also provided on a similar basis in connection with a voluntary termination of employment following a change in control. The amount of these payments equals three times the average annual compensation which was includable in the employee's gross income for federal income tax purposes with respect to the five most recent tax years ending prior to the change in control, less one dollar. In 1996, such lump sum payment would be $2,288,684.

    Change of Control Agreements. FFC and the Bank have entered into severance agreements with certain executive officers (the "Severance Agreements") which provide for benefits only in the event of termination of employment within 24 months following a "change of control" (as defined in Director's Retirement Plan-- see "Election of Directors--Compensation of Directors--Directors' Retirement Plan"). The Severance Agreements also provide for benefits if the officer resigns within 24 months following a change of control for "good reason" as defined therein, including reduction in compensation, benefits or responsibilities, or relocation by more than 50 miles of the primary worksite of the officer. Benefits under the Severance Agreements are equal to twice the officer's average annual compensation for the five most recent tax years preceding the change of control. The Severance Agreements provide for no benefits in the event the officer is terminated for cause (as defined), in certain events specified under federal regulations, or if the officer is terminated without cause, dies, or becomes permanently disabled prior to a change of control. The initial term of Severance Agreements is for a three year period, commencing January 1989, which may be extended upon the second and each subsequent anniversary of the Severance Agreements for an additional year by both of the boards of directors of FFC and the Bank. The Severance Agreements have been extended through December 31, 1997. The executive officers who have entered into such Severance Agreements are Mssrs. Peters, Neuschaefer, Salinger, Hammerling and two officers of the Bank. In 1996, in the event of a change in control resulting in a termination of employment, Mssrs. Peters, Neuschaefer, Salinger and Hammerling would receive $469,186, $247,775, $369,623 and $330,076, respectively, under the Severance Agreements.

    Supplemental Executive Retirement Plan. Effective August 1, 1989, the Board of Directors of the Bank adopted a supplemental executive retirement plan (the "SER Plan") to provide additional retirement benefits to certain key employees selected by the compensation committee of the Bank. Currently, the participants are Messrs. Seramur, Peters, Neuschaefer, Salinger, Hammerling and one other senior officer of the Bank. Under the SER Plan, participants receive a monthly supplemental retirement benefit equal to 60% of the participant's average monthly compensation received during the three calendar years of employment in which the participant's annual compensation was at the highest level ("Highest Average Compensation") less 50% of the participant's monthly primary social security benefit, and less the monthly benefit payable under the participant's regular employee profit sharing plan, and increased by three-fourths of one percent (3/4%) for each year of service at the Bank in excess of 25 (the "Supplemental Benefit"). In the event the participant retires after reaching the age of 55 and completion of ten years of service with the Bank, but before reaching the age of 62, the Supplemental Benefit will be decreased by 2.5% for each full or partial year by which the commencement of payment precedes the date of the participant's 62nd birthday. If a participant terminates employment prior to retirement or death, the Highest Average Compensation is multiplied by a fraction, the numerator of which is the participant's actual years of service, not to exceed 25, and the denominator of which is 25, prior to calculation of the Supplemental Benefit, and benefit payments commence on the first day of the month following the date on which the participant attains age 62 (unless termination is on account of total permanent disability, in which case benefit payments commence immediately.) If the participant's employment is terminated within 24 months following a change in control (as defined in the Directors' Retirement Plan--see "Election of Directors--Compensation of Directors--Directors' Retirement Plan"), monthly benefits equal the actuarial equivalent of the Supplemental Benefit, crediting the participant with seven years of service or the participant's actual years of service, whichever is greater. In the event a participant's employment terminates due to disability, retirement, death or a change in control, he is 100% vested in his Supplemental Benefit. Otherwise, a participant will become partially vested after three years of employment, with such vested percentage increasing until fully vested after seven years of employment. However, if a participant is terminated for cause as defined in the SER Plan, both the participant and his beneficiary will forfeit any rights to receive benefits under the SER Plan. In the event of the participant's death while employed by the Bank, or after the termination of employment but before benefits begin under the SER Plan, the Bank will pay a survivor benefit to the participant's beneficiaries approximately equal to the actuarial equivalent lump sum present value of the participant's benefit under the SER Plan. Supplemental Benefits under the SER Plan are paid in the form of a 10 year certain life annuity with payments continuing to a participant's beneficiaries for the balance of the 10 year period if the participant dies before receiving payments for 10 full years.

    The Bank has purchased life insurance on the executives who participate in the SER Plan in amounts such that if assumptions as to mortality experience, policy dividends and other factors are realized, the benefits payable under those insurance policies will reimburse to the Bank all premiums paid and pay the participant all benefits under the SER Plan.

    Based on most recent annual compensation levels, it is estimated that the SER Plan would pay an annual retirement benefit at age 62 to Messrs. Seramur, Peters, Neuschaefer, Salinger and Hammerling of $309,744, $85,211, $60,818, $42,476 and $59,885, respectively.


Report of the Compensation and Stock Option Committees

    The Company's compensation program is administered by the compensation committee comprised of five nonemployee members of the Bank's Board of Directors. All decisions by the committee relating to the compensation of executive officers are reviewed by the full board. In addition, the FFC stock option committee, consisting of two disinterested nonemployee directors, makes all decisions concerning stock option grants. The decisions of the stock option committee are taken into account by the compensation committee in the course of its analysis of appropriate compensation levels.

    The Company's executive compensation program provides competitive levels of compensation designed to integrate pay with the Company's annual and long-term performance goals. Underlying this objective are the following concepts: supporting an individual pay-for-performance policy that differentiates compensation levels based on corporate, business unit and individual performance; motivating key senior officers to achieve strategic business objectives and rewarding them for that achievement; providing compensation opportunities which are competitive to those offered in the marketplace, thus allowing the Company to compete for and retain talented executives who are critical to the Company's success; and aligning the interests of executives with the long-term interests of the Company's stockholders.

    Executive compensation consists of four components: base salary; annual incentive bonus; stock options; and executive benefits.

    Base Salary. In the course of setting 1995 base salaries for the named executive officers, the compensation committee at its November 1994 meeting compared the officers' 1994 base salaries with those paid to executives of companies with assets of $2 billion to $5.9 billion as reflected in the Watson Wyatt Worldwide Financial Institutions Compensation Survey, as well as base salaries paid by certain selected publicly held midwestern thrifts with assets from $2.5 billion to $12 billion. The Watson Wyatt survey peer group and the self-selected peer group used for salary comparison purposes are not identical to the group of companies included in the S&P Financial Index used in the stock performance chart (page 16), since it was felt that compensation information with respect to the latter was not readily available. The Watson Wyatt survey and the self-selected peer group survey showed the named executive officers' base salaries ranged from the 50th to the 90th percentile for comparable positions other than CEO. The committee concluded that FFC's officers are appropriately positioned compared with their peers. Based upon the company's financial performance for 1994, the committee determined that the 1995 base salaries for the named executive officers should be increased by 4.5% to 7% over 1994 levels.

    Incentive Bonus. The bonus component is calculated upon a formal written plan which has been in place since 1988. It is structured to pay bonuses only upon fulfillment of predetermined corporate, business unit and individual goals. Targets for annual bonus payouts range from 10% of base pay for Bank assistant vice presidents to 40% for the CEO. Full bonus payouts are made only if the Company's core income targets are exceeded and all business unit and individual goals are met. Extraordinary or one-time earnings, or earnings based upon unbudgeted acquisition activity, are not taken into account. Partial payouts of bonuses are available if 80% or more of budgeted core profitability is attained. The Company's profit goal is aggressively set each year and as a result bonus payouts from 1988 through 1991 and in 1994 were paid at only partial levels even though record profits were achieved by the Company in those years. Profit goals were exceeded in 1992 and 1993 and, as a result, bonuses were paid at or near full targeted amounts. In 1995, the compensation committee determined that bonuses would be paid at full levels because the corporate profit goal for core earnings set in late 1994 was exceeded and the Company again recorded record profits.

    Stock Options. To encourage growth and shareholder value, stock options are granted under the Company's option plans to key management personnel who are in a position to make substantial contributions to the long-term success of the Company. The option committee believes that this focuses attention on managing the Company from the perspective of an owner with an equity state in the business. Based on option grants made in prior years, the option committee determined that proper incentives were currently in place and that no further options would be granted to the named executive officers during 1995.

    Executive Benefits. Like all Company employees, the named executive officers participate in the FFC retirement plans. In 1995, in lieu of a contribution to the profit sharing plan, all Company employees participated in the employee stock ownership plan ("ESOP") which the Company acquired in the FirstRock Bancorp merger. The FFC common stock allocated to the executive officers in the ESOP approximated, in market value, the profit sharing plan contribution made in prior years except for certain shortfalls occurring as a result of certain federal rules and regulations applicable to the ESOP. Such shortfalls were eliminated by a slightly higher than normal contribution to the executive profit sharing plan as reflected herein in the Summary Compensation Table at page 10. In addition, the named executive officers receive all normal employee fringe benefits as well as supplementary retirement benefits designed to encourage them to remain with the Company on a long-term basis. For example, the supplementary executive life insurance and retirement plans contain provisions for substantial reductions in benefits if an executive officer leaves the Company prior to normal retirement age.

    CEO Compensation. In the course of setting Mr. Seramur's 1995 base salary, the compensation committee at its November 1994 meeting evaluated Wyatt/Cole survey data and selected peer group data (as noted above), as well as the Company's record performance. Based on the growth of the Company and the continued improvements in all profitability measurements during fiscal 1994, including an increase in core earnings over 1993 as well as the improvement in the efficiency ratio (which measures controllable overhead expenses as a percentage of recurring income), the committee determined that Mr. Seramur's base salary should be positioned in the upper range of his peers to properly reflect the Company's standing and performance. As a result, the committee approved an increase in Seramur's base salary to $680,000 for fiscal 1995.

    As described above, awards under the Company's Incentive Bonus Plan are based on the accomplishment of individual and corporate goals. Mr. Seramur's individual goals were established at the end of 1994 relating to company profitability, return on equity, return on assets, capital levels and dividends paid to stockholders. The goals established by the committee were consistent with the stated corporate goals reflected in the Company's Annual Report to Shareholders. The committee determined that all of Mr. Seramur's individual goals had been met in 1995 and that the 1995 corporate profit goal had been exceeded, and as a result a full bonus payout of $272,000 would be made at year-end 1995.

    All of the compensation paid to Mr. Seramur in 1995 was deductible as compensation expense to the Company under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). It is the intention of the Company and Mr. Seramur to take all necessary actions so that substantially all compensation payments to Mr. Seramur remain deductible to the Company under Section 162(m) of the Code.

    The compensation committee believes Mr. Seramur's leadership has positioned the Company as an industry leader and it has established his compensation package accordingly. The committee believes the package is competitive with other industry leaders and appropriately rewards Mr. Seramur for the results he has achieved.


                                              Respectfully submitted,



                          Option Committee            Compensation Committee
                      ------------------------        -------------------------
                      John H. Sproule, Chairman       John H. Sproule, Chairman
                      Ralph R. Staven                 Robert S. Gaiswinkler
                                                      Paul C. Kehrer
                                                      Ignatius H. Robers
                                                      Ralph R. Staven







Compensation Committee Interlocks and Inside Participation

    Certain members of the compensation committee are former officers of the Bank or predecessors of the Bank. Compensation committee members Paul C. Kehrer, Ralph R. Staven and Robert S. Gaiswinkler formerly served as officers of the Bank or predecessors to the Bank prior to 1985, 1988 and 1993, respectively.

Stock Performance Chart

    The following chart compares the yearly percentage change in the cumulative total stockholder return on the FFC's common stock during the five fiscal years ended December 31, 1995 with the cumulative total return on the S&P 500 Index and the S & P Financial Index. The comparison assumes $100 was invested on December 31, 1990 in the FFC's common stock and in each of the foregoing indices and assumes reinvestment of dividends.



  [Stock Performance Chart shows the following Performance graph plot points:]





                             First Financial                     S&P Financial                     S&P 500
              Year            Corporation                             Index                         Index
              ----           ---------------                     -------------                     --------

              1990               100.00                                 100.00                      100.00
              1991               218.97                                 150.74                      130.47
              1992               454.22                                 185.97                      140.41
              1993               661.85                                 206.61                      154.56
              1994               557.62                                 199.31                      156.60
              1995               956.67                                 306.98                      215.45












Officer, Director, and Employee Mortgages

    The Bank offers loans to its officers, directors and employees. Loans are made on substantially the same terms and conditions as those prevailing at the time for comparable transactions with unaffiliated persons. Pursuant to the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"), which became effective on August 9, 1989, loans made by the Bank to its executive officers and directors must comply with the requirements of Section 22(h) of the Federal Reserve Act. Among other things, Section 22(h) prohibits the Bank from making a loan to any executive officer or director on preferential terms, i.e., terms that would not be offered to an unaffiliated borrower of comparable credit standing seeking a comparable loan. The management of the Bank believes that all loans to the Company's directors and executive officers were made in the ordinary course of business on substantially the same terms including interest rates and collateral as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features, and that all such loans comply with applicable regulatory requirements.

                            SECTION 16(a) DISCLOSURE

    Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of FFC's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish FFC with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during fiscal 1995 all filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with.


                         INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors has renewed the appointment of Ernst & Young to act as the Company's independent public accountants for 1996. Representatives of Ernst & Young will be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.


                  DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS
                        TO BE INCLUDED IN PROXY MATERIALS

    Any stockholder of FFC who intends to present a proposal for action at the 1997 annual meeting of stockholders must forward a copy of the proposal or proposals to FFC's corporate offices. Any such proposal or proposals intended to be presented at the 1997 annual meeting and included in FFC's proxy statement and form of proxy relating to that meeting must be received by FFC by November 19, 1996.

    The bylaws of FFC provide that any director nominations and new business submitted by shareholders must be filed with the secretary of FFC at least 30 business days prior to the date of the meeting. If notice of the meeting is given less than 45 days before the meeting, such submissions must be filed not later than 15 days after notice of the meeting is given.


                         OTHER BUSINESS TO BE TRANSACTED

    As of the date of this proxy statement, the Board of Directors of FFC knows of no other business which may come before the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is the intention of the proxy holders to vote or act in accordance with their best judgment with respect to such matters.


                                   By order of the Board of Directors of
                                   FIRST FINANCIAL CORPORATION


                                   /s/ Robert S. Gaiswinkler

                                   Robert S. Gaiswinkler
                                   Chairman of the Board

Stevens Point, Wisconsin
March 12, 1996